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                  O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
               Exhibit 11.1 - Computation of Earnings per Share

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
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Year Ended December 31,                              1996       1995       1994
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                     (In thousands, except per share data)


Net income                                        $18,971    $14,091    $11,072
                                                  =============================

Weighted average common shares outstanding (1)     10,432      8,910      8,655
                                                  =============================

Net income per share                              $  1.82    $  1.58    $  1.28
                                                  =============================

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(1)  Common stock equivalents are insignificant for both primary and fully diluted earnings per share.

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